Exhibit 10.1

AMENDMENT TO LETTER AGREEMENT

This amendment (this “Amendment”) to the letter agreement, dated November 29, 2022 (the “Letter Agreement”), between David Jansen (“you”) and Solid Power, Inc. (the “Company”), is entered into by and between you and the Company, effective as of August 7, 2023 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Letter Agreement.

1.	Section 3 of the Letter Agreement is hereby replaced in its entirety with the following:

3.            CEO Transition Incentive Award. Subject to your continued employment through first to occur of (i) the date the Successor CEO is appointed and your provision of transition assistance to the Successor CEO for a period of three months thereafter, or (ii) the first anniversary of the Effective Date (such date, the “Transition Period”), you will receive a transition award of $300,000, which will be paid to you in a lump sum in cash (the “Transition Award”) as soon as practicable after the end of the Transition Period but no later than the second regularly schedule payroll date thereafter. Notwithstanding the foregoing, and subject to the proviso below, (i) in the event your employment is terminated without Cause or you resign your employment for Good Reason (each as defined in the Severance Plan described below) prior to the end of the Transition Period or (ii) in the event that no Successor CEO is appointed by the Company as of the first anniversary of the Effective Date, then the Transition Award will vest in full and will be paid on the same schedule set forth in the immediately preceding sentence (for clarity, in the event that clause (i) is applicable to you, you shall also receive the severance award provided under Section 4 hereof); provided, however, if, during the Transition Period, you resign your employment for Good Reason under prong (ii) of such definition in the Severance Plan described below, you shall not be entitled to a Transition Award unless your resignation is effective as of no earlier than the final day of the Transition Period.

2.	Except as expressly amended in this Amendment, the Letter Agreement remains in full force and effect.

SOLID POWER, INC.		David B. Jansen

By:	/s/ James Liebscher	/s/ David B. Jansen
Name:	James Liebscher
Title:	Chief Legal Officer